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Microsoft Corporation

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November 16, 2015

Dear Shareholder,

First and foremost, thank you for your continued investment in Microsoft.

As we look ahead to our annual shareholders meeting on December 2, 2015, I would like to update you about developments at Microsoft over the past year, and ask for your support on the proposals that will be presented at our annual meeting. The accompanying presentation provides additional detail on these topics.

2015 Developments

Microsoft continued to make progress on its strategic transformation as our CEO Satya Nadella worked to refine the Company’s strategic focus, prioritizing talent and investments in areas where we have differentiation and potential for growth. Throughout this transformation, the Board and management team have remained focused on and committed to executing on our strategic goals and creating value for our shareholders. In fiscal 2015 we increased:

•	Total revenue 8%

•	Commercial Cloud revenue 106%

•	Quarterly dividend 11%

•	Total cash returned to shareholders by nearly 50% to $23.3 billion

The Board and leadership team were also responsible for three important developments over the past 12 months:

•	Evolution of Executive Compensation. Last year in our proxy statement we said we were committed to developing performance metrics and long-term incentives as part of the annual incentive award structure for our executive officers. The Compensation Committee followed through by working with management to implement a new program for our current fiscal year that explicitly ties executive incentives to specific performance measures aimed at driving long-term performance and value creation. These performance measures align with the evolution of Microsoft’s business and key long-term objectives and provide greater accountability and transparency. As part of this process, we engaged a wide range of shareholders who provided important input that was considered in constructing the changes for the new program.

•	Adopted Proxy Access. The Board’s decision to adopt proxy access grew out of an open and constructive dialogue with our shareholders and Microsoft’s commitment to maintain strong governance practices. The “Proxy Access for Director Nominations” bylaw permits eligible shareholders to nominate candidates for election to the Microsoft Board.

•	Nominated Two New Independent Directors. Microsoft has a regular practice of adding new directors who can provide new and diverse perspectives and complementary skills. We have nominated for election at the upcoming meeting Sandra Peterson, Group Worldwide Chairman at Johnson & Johnson, and Padmasree Warrior, formerly Chief Technology and Strategy Officer at Cisco Systems. We are excited about the new experience and insights they will bring to the Board.

Annual Shareholders Meeting Items

At the December 2 annual meeting, our shareholders will vote on three management proposals.

•	Election of eleven directors. Our director nominees represent an engaged, skilled group of individuals with the experience and expertise to help guide Microsoft through its next chapter of innovation. These nominees include two new independent directors as described above. The average director tenure of the slate of directors is six years. There is more information about all of our Board nominees in our proxy statement and on page 5 of the presentation.

•	Advisory vote on named executive officer compensation. Our executive compensation program remains heavily weighted toward equity compensation to align our executives with the long-term performance of our company and with our shareholders’ interests. With the changes taking effect in 2016, over half of Satya Nadella’s pay opportunity will be tied to specific long-term performance metrics. More information about our executive compensation program can be found in our proxy statement and on pages 6 through 11 of the presentation.

•	Ratification of auditors. The Audit Committee has selected Deloitte & Touche LLP as the independent auditor for fiscal 2016.

The Microsoft Board of Directors encourages you to vote FOR each of these management proposals.

This year we partnered with iiWisdom to deliver an interactive version of our proxy statement that is available on our Investor Relations website. Our interactive proxy statement improves our shareholders’ ability to efficiently access and consume the proxy content they find most important using an interactive, easily navigable framework.

As we approach our annual shareholders meeting, the Board and I invite you to write us at AskBoard@microsoft.com about corporate governance or the board of directors. We sincerely value continued feedback from our shareholders and appreciate the importance of thoughtfully considering a diversity of perspectives as we work to deliver long-term value. This letter and the accompanying presentation is part of our ongoing commitment to transparency and finding methods to communicate with you.

I appreciate the opportunity to serve Microsoft on your behalf.

Sincerely,

John W. Thompson

Chairman of the Board

Microsoft Corporation

Shareholder Update

November 2015

Agenda

Continuing Our Strategic Transformation

Mission and Strategy

Business Momentum and Performance

New Director Nominees

Executive Compensation

Fiscal Year 2015 Executive Pay

Evolution of Executive Pay for Fiscal Year 2016 and Beyond

Best Practices in Corporate Governance

Proxy Access

Governance and Compensation Best Practices

2

Continuing Our Strategic Transformation

Our mission is to empower every person and every organization on the planet to achieve more. This mission is at the core of what our customers deeply care about; we have unique capability in harmonizing the needs of both individuals and organizations.

Business Strategy

Build best-in-class platforms and productivity services for the mobile-first and cloud-first world.

The transformation we are driving across our businesses is designed to enable Microsoft and our customers to thrive in this world.

We will realize our mission and strategy by investing in three interconnected ambitions:

Reinvent productivity and business processes

Build the intelligent cloud platform

Create more personal computing

Microsoft |

3

Business Momentum and Solid Financial Performance

Commercial Cloud revenue grew 106%, reaching an annualized revenue run rate of over $8 billion.

Completed development and testing for Windows 10; released on July 29, 2015, now with over 110 million active Windows 10 devices.

Increased Azure revenue and compute usage over 100% in the fourth quarter year-over-year.

Bing search advertising revenue grew 22%.

Office 365 consumer subscribers grew to over 15 million, with users growing at nearly 1 million per month at fiscal year end.

Total Cash Returned to Shareholders

$4.61

0

10%

20%

30%

40%

50%

60%

70%

8.67%

35.05%

57.17%

1 Year

2 Year

3 Year

(in billions)

$25

$25

$15

$10

$0

$4.61

$7.70 $9.27

$6.41

$13.21

$10.06

48%

FY13

FY14

FY15

Dividend

Buyback

TSR (%)

$93.6 billion 8%

3-Year Revenue and EPS

*FY14 and FY15 EPS is non-GAAP; adjusted for impairment, integration and restructuring expenses

Microsoft | 4

Accomplished Director Nominees

Evolving Board Composition

Sandra Peterson

(Nominated for election in December 2015)

Group Worldwide Chairman,

Johnson & Johnson

Responsible for Johnson & Johnson’s Consumer Group of Companies, and Johnson & Johnson Supply Chain, Information Technology, Wellness and Prevention, and Global Strategic Design. She brings extensive operating experience with global companies, product and marketing experience, and expertise with strategy development. Ms. Peterson has significant information technology experience, financial knowledge and understanding of how to run highly-regulated businesses.

Padmasree Warrior

(Nominated for election in December 2015)

Former Chief Technology and Strategy Officer, Cisco Systems, Inc.

She was responsible for Cisco’s worldwide business and technology strategy, mergers and acquisitions, equity investments, and innovation; charged with aligning technology development and corporate strategy. She has wide-ranging experience as a technical leader addressing silicon, hardware and software development challenges. Ms. Warrior brings significant experience in driving technology and operational innovation across a global company, and in forging growth through strategic partnerships and new business models.

Microsoft |

5

Compensation Philosophy

Five core tenets inform the design of our executive compensation program

Competitive Pay Opportunity

We pay competitively to attract, motivate, and retain the executives who drive our success and industry leadership

Equity Incentives

At least 70% of annual target pay opportunity is in equity to incentivize a long-term focus and strong alignment with shareholders

Sustainable Long-term

Performance

Large majority of total pay is subject to multi-year vesting or performance requirements

Explicit Pay and Performance Link

We explicitly tie pay to performance by delivering a large majority of pay through performance-based incentives

Compensation Governance

We discourage unnecessary and excessive risk-taking through our vesting and stock holding requirements and clawback provisions

Our executive compensation philosophy and structure create strong alignment with our long-term strategic goals and the interests of our shareholders

Microsoft | 6

Compensating a Global Technology Leader

FY2015 Opportunity

Aligned to business performance and shareholder interests

Annual Base Salary

Annual Cash Incentive Award

Long-term Incentive Plan Award

Total Annual Target Compensation

$1,200,000

Target of $3,600,000

Ranges from 0%-300% of target based on actual performance as evaluated by our Board

$13,200,000 annual equity award with four equal vesting periods

$18,000,000

FY2015 Results: In line with Microsoft performance and peer group CEO compensation

46th percentile of peer group

104% of target total compensation

120% of target bonus

13.33% of maximum bonus

The annual compensation for Mr. Nadella reflects the demands and responsibilities of leading a global organization with the scope and stature of Microsoft, and the fierce competition for talented executives in the technology sector

Microsoft | 7

FY15 Peer Company CEO Pay


FY15 CEO Total Compensation: Rank v. Peers*
QUALCOMM, Inc.
Oracle Corp.
The Walt Disney Co.
Yahoo!, Inc.
General Electric Co.
Exxon Mobil Corp.
The Boeing Co.
JPMorgan Chase & Co.
Chevron Corp.
Merck & Co., Inc.
Johnson & Johnson
The Coca-Cola Co.
AT&T, Inc.
Pfizer Inc.
American Express Co.
Goldman Sachs Group,...
The Travelers Cos., Inc.
Cisco Systems, Inc.
3M Co.
HP, Inc.
Wal-Mart Stores, Inc.
IBM Corp.
Microsoft Corp.
Adobe Systems, Inc.
Procter & Gamble Co.
Verizon...
Caterpillar, Inc.
Symantec Corp.
NIKE, Inc.
Accenture Plc
UnitedHealth Group, Inc.
E.I. du Pont de...
Intel Corp.
EMC Corp.
The Home Depot, Inc.
United Technologies...
Apple, Inc.
Visa, Inc.
McDonald's Corp.
Amazon.com, Inc.
Facebook, Inc.
Alphabet, Inc.
Microsoft at 46th percentile

Based on last available summary compensation table data from peer proxy statements, excluding all other compensation

Microsoft | 8

Executive Compensation Program Evolution

Compensation Program Evolution was Informed by Shareholder Input

The Compensation Committee made changes to further link pay with objective performance measures that align with Microsoft’s strategic goals and long-term objectives.

Key 2016 Program Changes Include

Introduced performance-based stock awards linked to key financial measures (50% of target annual equity incentive)

Added Relative TSR multiplier to reward significant outperformance

90% of annual total target compensation is now variable based on performance

Reduced maximum cash bonus to increase long-term focus (300% to 200%)

56% of CEO total equity is performance based

No change in CEO total target pay for 2016

2016 compensation program reflects a significant increase in the percentage of compensation tied directly to objective performance measures

2015

Annual Base Salary

9%

Variable Annual Cash

Incentive Award

18%

Time-Based Stock Award

73%

2016

Annual Base Salary

9%

Variable Annual Cash

Incentive Award

18%

Performance-Based

Stock Award

36.5%

Variable Time-Based Stock Award

36.5%

Note: graphic excludes Other Compensation

Microsoft |9

Long-Term Incentive Pay Tied to Rigorous Metrics

Performance-based stock awards further enhance the link between executive pay and Microsoft’s long-term performance

Overall 2016 Compensation Structure

Microsoft’s pay mix targets a high proportion of equity and performance-based compensation

NEO Pay Mix

9%

18.0%

36.5%

At Risk

36.5%

Stock Awards

Performance Stock Awards

Bonus

Salary

Financial (50%)

3-yr Aggregation of Annual Revenue Plan (25%)

3-yr Aggregation of Annual Operating Income Plan (25%)

Strategic (50%)

FY18 Commercial Cloud Annualized Revenue Run Rate (16.7%)

FY18 Commercial Subscribers

(16.7%)

FY18 Win 10 Monthly Active Devices (16.6%)

Relative TSR multiplier is triggered only if Microsoft’s TSR is positive and above the 60th percentile of the S&P 500

Microsoft | 10

Performance Stock Award Payout Opportunity

Payout Curve for Each Metric

Performance Stock Award Payout Opportunity

No payout earned unless threshold performance is achieved for at least one metric

TSR Multiplier

Payout opportunity ranges from 0% to 400% of the target number of shares, including the TSR multiplier, which establishes accountability for underperformance and incentivizes out-performance.

Microsoft | 11

Proxy Access

Microsoft’s Board is committed to strong corporate governance practices, establishment of meaningful shareholder rights and robust engagement practices

In August 2015, we adopted a “Proxy Access for Director Nominations” bylaw, which permits eligible shareholders to nominate candidates for election to the Microsoft Board. Proxy access candidates will be included in the Company’s proxy statement and ballot.

The proxy access bylaw provides that

holders of at least 3 percent of Microsoft’s outstanding shares, which can comprise up to 20 shareholders,

holding the shares continuously for at least 3 years,

can nominate two individuals or 20 percent of the Board, whichever is greater, for election at an annual shareholders meeting.

Microsoft | 12

Leader in Governance and Compensation Best Practices

Progressive Governance Practices and Shareholder Rights

Directors are elected annually

Regularly refresh Board; average director tenure is 6 years

82%+ of our director nominees are independent and all are highly qualified

Separate chairman and CEO roles with an

independent chairman

Proxy access bylaw

Majority voting for director elections

(one of the first adopters in U.S.)

Annually evaluate the performance of the Board, its committees, and each director

Simple majority vote provisions to amend bylaws/charter

Shareholders holding 25% of our shares have the right to call a special meeting

Robust shareholder outreach practices

History of responsiveness to our shareholders’ feedback

Effective Compensation Governance

Aggressive executive compensation recovery policy to ensure accountability (clawback policy)

Executive stock ownership requirements

(ranging from 3x-10x base salary)

Anti-hedging and pledging policy

Independent compensation consultant advises our Compensation Committee

Responsibly manage the use of equity compensation

No stock options

No special perquisites or benefits (no tax gross-ups, club memberships, car allowances, or special medical benefits)

No employment contracts

No change in control protection

No special retirement program

No guaranteed bonuses

Microsoft | 13